                                                                     EXHIBIT 14

                   DIAGRAM AND LISTING OF ALL PERSONS DIRECTLY
                   OR INDIRECTLY CONTROLLED BY OR UNDER COMMON
                                  CONTROL WITH

                      AIG SUNAMERICA LIFE ASSURANCE COMPANY
                   (fka ANCHOR NATIONAL LIFE INSURANCE COMPANY
                           THE DEPOSITOR OF REGISTRANT


      American International Group, Inc. (a Delaware corporation) owns 100% of AIG SunAmerica Inc. (a Delaware corporation), which owns 100% of Resources Consolidated Inc. (a Colorado corporation); SA Investment Group, Inc. (a California corporation); SunAmerica Life Insurance Company (an Arizona corporation); Anchor Insurance Company (Hawaii), Ltd. (a Hawaii corporation); SunAmerica Affordable Housing Finance Corp. (a Delaware corporation); Arrowhead SAHP Corp. (a New Mexico corporation); Tierra Vista SAHP Corp. (a Florida corporation); Westwood SAHP Corp. (a New Mexico corporation); Charlestonian/Chesterfield SAHP Corp. (a Delaware corporation); Crossing SAHP Corp. (a Delaware corporation); Forest SAHP Corp. (a Delaware corporation); Grand Savannah SAHP Corp. (a Delaware corporation); Westlake SAHP Corp. (a Delaware corporation); Willow SAHP Corp. (a Delaware corporation); Prairie SAHP Corp. (a Delaware corporation); DIL/SAHP Corp. (a Delaware corporation), which is the sole member of River Oaks Apartments, LLC (a Delaware limited liability company); Charleston Bay SAHP Corp. (a Delaware corporation); SubGen NT Corp. (a Delaware corporation); SCSP Corp. (a Delaware corporation); Belvedere Ventures, Inc. (a Delaware corporation); SunAmerica Capital Trust IV (a Delaware business trust); SunAmerica Capital Trust V (a Delaware business trust); SunAmerica Capital Trust VI (a Delaware business trust). In addition, AIG SunAmerica Inc. owns 33% of New California Life Holdings, Inc. (a Delaware corporation), which owns 100% of Aurora National Life Assurance Company (a California corporation); 50% of SunAmerica Investments, Inc., a Georgia corporation; 85% of AMSUN Realty Holdings (a California general partnership); and 40% of Falcon Financial, LLC (a Delaware limited liability company).

      SunAmerica Investments, Inc. owns 100% of SunAmerica Retirement Markets, Inc. (a Maryland corporation); SunAmerica Louisiana Properties, Inc. (a California corporation); SunAmerica Real Estate and Office Administration, Inc. (a Delaware corporation); SunAmerica Affordable Housing Partners, Inc. (a California corporation), which owns 100% of Civic SAAHP Corp. (a Delaware corporation), which owns 100% of SAAHP Civic, LLC (a Delaware corporation); Hampden I & II Corp. (a California corporation); Sunport Holdings, Inc. (a California corporation), which owns 100% of Sunport Property Holdings, Inc. (a Florida corporation); SunAmerica Mortgages, Inc. (a Delaware corporation); Houston Warehouse Corp. (a California corporation); SunAmerica (Cayman) Insurance Company, Ltd. (a Cayman Islands company); AIG Advisor Group, Inc. (a Maryland corporation); SunMexico Holdings, Inc. (a Delaware corporation), which owns 100% of each of the following Delaware corporations: Sun Cancun I, Inc., Sun Cancun II, Inc., Sun Ixtapa I, Inc. and Sun Ixtapa II, Inc.; Sun Hechs, Inc. (a California corporation); Sun GP Corp. (a California corporation); Sun CRC, Inc. (a California corporation); Sun-Dollar, Inc. (a California corporation); SunAmerica Investments (Cayman) (a Cayman Islands corporation); and Metrocorp, Inc. (a California corporation). SunAmerica Investments, Inc. is general partner to SunAmerica Venture Fund 2000, L.P. (a California limited partnership); sole member of the following Delaware limited liability companies: SAHP Bluebonnet Ridge GP, L.C, SAHP Lakes GP, LLC, SAHP Lakes II GP, LLC, SAHP Siegen Lane GP, LLC, SAHP St. Jean GP I, LLC, SAHP St. Jean GP II, LLC, SAHP St. Jean GP III, LLC and SAHP Summerchase GP, LLC; and sole member of the following Nevada limited liability companies: SLP Housing I LLC, SLP Housing II LLC, SLP Housing III LLC, SLP Housing IV LLC, SLP Housing V LLC, which owns 100% of the following Nevada limited liability companies: SAHP-Yarco LLC; SAHP-MBA LLC and SAHP McSha; SLP Housing VI LLC; AM Six Investors, Inc. (a Delaware corporation); Bowie Investors, Inc. (a Delaware corporation); Hazelton Investors, Inc. (a Delaware corporation); and Saucon Investors,Inc. (a Delaware corporation).

      AIG Advisor Group, Inc. owns 100% of SunAmerica Securities, Inc. (a Delaware corporation), which owns 100% of AIG Japan Securities, Inc. (a Delaware corporation) and 50% of Anchor Insurance Services, Inc., (a Hawaii corporation); SunAmerica Investment Services Corporation (a Georgia corporation); Financial Service Corporation (a Georgia corporation), which owns 100% of FSC Corporation, which owns 100% of FSC Securities Corporation (a Delaware corporation), and FSC Agency,

                                                                     EXHIBIT 14

                   DIAGRAM AND LISTING OF ALL PERSONS DIRECTLY
                   OR INDIRECTLY CONTROLLED BY OR UNDER COMMON
                                  CONTROL WITH

                      AIG SUNAMERICA LIFE ASSURANCE COMPANY
                   (fka ANCHOR NATIONAL LIFE INSURANCE COMPANY
                           THE DEPOSITOR OF REGISTRANT


Inc. (a Georgia corporation). In addition, AIG Advisor Group, Inc. owns 100% of The Financial Group, Inc. (a Georgia corporation), which owns 100% of Keogler, Morgan & Co., Inc. (a Georgia corporation) and Keogler Investment Advisory, Inc.; Advantage Capital Corporation (a New York corporation); Spelman & Co., Inc. (a California corporation), which owns 100% of Century Investments Group Incorporation (an Oklahoma corporation); Sentra Securities Corporation (a California corporation).

      SunAmerica Life Insurance Company owns 100% of First SunAmerica Life Insurance Company (a New York corporation); AIG SunAmerica Life Assurance Company (fka Anchor National Life Insurance Company) (an Arizona corporation); UG Corporation, (a Georgia corporation); Export Leasing FSC, Inc. (a Virgin Islands company); SunAmerica Virginia Properties, Inc. (a California corporation); SAL Investment Group, Inc. (a California corporation); Saamsun Holdings Corp. (a Delaware corporation), which owns 100% of Sun Royal Holdings Corporation (a California corporation), which owns 100% of Royal Alliance Associates, Inc. (a Delaware corporation), which owns 50% of Anchor Insurance Services; AIG SunAmerica Capital Services, Inc. (a Delaware corporation); AIG SunAmerica Fund Services, Inc. (a Delaware corporation); ANF Property Holdings, Inc. (a California corporation). In addition, Saamsun Holdings Corp. owns 100% of SAM Holdings Corporation (a California corporation), which owns 100% of AIG SunAmerica Asset Management Corp. (a Delaware corporation), which owns 100% of SA Affordable Housing, LLC, (a Delaware limited liability company); SunAmerica Housing Fund West 41st , LLC (a Delaware limited liability corporation), which owns 50% of 501 West 41st Street Partners, LLC (a New York limited liability company); SunAmerica Housing Fund 233, LLC (a Delaware limited liability corporation), which owns 50% of 400 West 59th Street Partners, LLC (a New York limited liability company); SunAmerica Housing Fund West 42nd, LLC (a Delaware limited liability company), which owns 50% of 520 West 43rd Street Partners, LLC (a New York limited liability company); SunAmerica Housing Fund First & 94th, LLC (a Delaware limited liability company), which owns 50% of 345 East 94th Street Partners, LLC, (a New York limited liability company); and 85% of SunAmerica Realty Partners (a California limited partnership).

      AIG SunAmerica Life Assurance Company (formerly known as Anchor National Life Insurance Company) owns 100% of the following Massachusetts business trusts: Anchor Pathway Fund, Anchor Series Trust, SunAmerica Series Trust and Seasons Series Trust.


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